                                            Exhibit 99.1

Modiv Industrial Declares Monthly Cash Distributions for Common Shareholders
and
Anticipates Distributing GIPR Common Shares

RENO, NV, October 17, 2023 – Modiv Industrial, Inc. (“Modiv Industrial,” “Modiv” or the “Company”) (NYSE:MDV), the only public REIT exclusively focused on acquiring industrial manufacturing real estate properties, today announced the declaration of a regular monthly cash distribution of $0.09583 per share on the Company’s Class C common stock, $0.001 par value per share (the “Common Stock”), for each of the months of October, November and December 2023.

On October 10, 2023, our Board of Directors authorized monthly distributions payable to Common Stockholders of record as of October 31, 2023, November 30, 2023 and December 29, 2023, which will be paid on or about November 27, 2023, December 26, 2023 and January 25, 2024, respectively. The current monthly distribution amount of $0.09583 per share represents an annualized distribution rate of $1.15 per share of common stock and a dividend yield of 7.9% based on Modiv's closing price on October 16, 2023.

Additionally, Modiv Industrial anticipates that it may receive shares of Generation Income Properties, Inc. (NASDAQ: GIPR), common stock in redemption of the GIPR Series A Preferred Stock that the Company received as partial consideration for its recent sale of 13 properties to GIPR. Per the contractual agreement with GIPR, Modiv Industrial could receive between 2.2 million to 3.0 million shares of GIPR common stock in exchange for retiring the outstanding GIPR Series A Preferred Stock. In the event Modiv Industrial receives GIPR common shares, then, subject to obtaining lender approval and net of any private-party sales, the Company intends to make an in-kind distribution of GIPR common shares to the shareholders of Modiv Industrial. In advance of any potential in-kind distribution, Modiv Industrial will publicly file the announcement of the separate record and distribution dates. At this time, the Company anticipates that any potential distribution could occur as early as January 2024.

"Since our inception, Modiv Industrial has made 87 consecutive monthly distributions totaling more than $60 million dollars. Embedded in our name, providing MOnthly DIVidends is an important component of why we exist as we believe in the power of passive income to help fuel the financial well-being of countless individual investors,” stated Aaron Halfacre, CEO of Modiv Industrial. “Making an in-kind distribution of any potential GIPR common shares we may receive is yet another example of our goal to empower our investors rather than simply hoarding the dividend paying shares on the balance sheet.”

“As a result of our portfolio’s weighted average lease term of over 14 years and annual contractual rental increases of 2.5%, we have been able to maintain a dividend coverage ratio in excess of 110% - for both the past twelve months and the forecasted next twelve months. The strength of our dividend is a direct reflection of the durable income generated from our owning net lease industrial manufacturing facilities.”

About Modiv Industrial
Modiv Industrial, Inc., is an internally managed REIT that is focused on single-tenant net-lease industrial manufacturing real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. Driven by an investor-first focus, Modiv Industrial has over $600 million in real estate assets (based on estimated fair value) comprising more than 4.5 million square feet of aggregate leasable area. For more information, please visit: www.modiv.com.

Forward-looking Statements
Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to annualized dividend rates, future distributions and distributions declared by the Company’s board of directors. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2023. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Investor Inquiries:
Margaret Boyce, Financial Profiles, Inc.
mboyce@finprofiles.com
310-622-8247

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